Exhibit 99.1
PROXY/VOTING INSTRUCTIONS CARD
TIERONE CORPORATION
THIS PROXY/VOTING INSTRUCTIONS CARD
IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF TIERONE CORPORATION FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 29, 2007
The undersigned hereby appoints Gilbert G. Lundstrom and James A. Laphen, or either one of them (with full power of substitution in each of them), as proxies, and/or requests and instructs the Trustee of the TierOne Bank Savings Plan (“Savings Plan”) or Trustee of the TierOne Corporation Employee Stock Ownership Plan (“ESOP”), to represent and vote, or cause to be voted, as designated on the reverse side, all the shares of common stock of TierOne Corporation held of record on October 17, 2007, by the undersigned or allocated to the undersigned’s accounts in the Savings Plan and/or ESOP, at the Special Meeting of Shareholders to be held in the Regents Ballroom at the Embassy Suites Hotel, located at 1040 P Street, Lincoln, Nebraska on November 29, 2007, at 2:00 p.m., Central Time, or at any adjournment or postponement thereof. The shares of TierOne Corporation’s common stock will be voted as specified. Executed proxies/voting instructions with no instructions indicated on the proxy/voting instructions card will be voted by the proxies FOR the merger agreement and FOR the adjournment of the special meeting, if necessary, to solicit additional proxies or in the case of the Trustees, as directed by TierOne Corporation.
(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF SHAREHOLDERS OF
TIERONE CORPORATION
November 29, 2007
Please date, sign and mail your proxy/voting instructions card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
00030300000000000000 8 112907
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1. TO ELECT DIRECTORS: For three-year terms expiring in 2010. 1. To approve the Agreement and Plan of Merger, by and among TierOne Corporation, CapitalSource Inc. and
NOMINEES:
CapitalSource TRS Inc., dated as of May 17, 2007. FOR ALL NOMINEES O Ann Lindley Spence O Charles W. Hoskins
2. To adjourn the special meeting, if necessary or appropriate,
WITHHOLD AUTHORITY
FOR ALL NOMINEES to solicit additional proxies.
FOR ALL EXCEPT
(See instruction below) The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of TierOne Corporation and the accompanying Proxy Statement/Prospectus prior to the signing of this proxy/voting instructions card.
This card also constitutes your voting instructions for any shares held in the TierOne Bank Savings Plan and the TierOne Corporation ESOP and the undersigned hereby authorizes the respective Trustees of such Plans to vote the shares allocated to the undersigned’s account(s) as provided herein. Unvoted shares in the TierOne Bank Savings Plan will be voted in the same manner and proportion as the shares of common stock held in such Plan for which voting instructions from participants are received. Shares held in the TierOne Corporation ESOP allocated to participants’ accounts will generally not be voted unless the proxy/voting instructions card is returned.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Shareholder Signature of Shareholder and/or Plan Participant Date: and/or Plan Participant Date:
Note: Please sign exactly as your name or names appear on this Proxy/voting instructions card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF SHAREHOLDERS OF
TIERONE CORPORATION
November 29, 2007
PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy/voting instructions card in the envelope provided as soon COMPANY NUMBER as possible.
-OR -
ACCOUNT NUMBER
TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy/voting instructions card available when you call.
-OR -
IN PERSON — You may vote your shares in person by attending the Special Meeting.
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.
00030300000000000000 8 112907
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x
FOR AGAINST ABSTAIN
1. TO ELECT DIRECTORS: For three-year terms expiring in 2010. 1. To approve the Agreement and Plan of Merger, by and among TierOne Corporation, CapitalSource Inc. and
NOMINEES:
CapitalSource TRS Inc., dated as of May 17, 2007. FOR ALL NOMINEES O Ann Lindley Spence O Charles W. Hoskins
2. To adjourn the special meeting, if necessary or appropriate,
WITHHOLD AUTHORITY
FOR ALL NOMINEES to solicit additional proxies.
FOR ALL EXCEPT
(See instruction below) The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders of TierOne Corporation and the accompanying Proxy Statement/Prospectus prior to the signing of this proxy/voting instructions card.
This card also constitutes your voting instructions for any shares held in the TierOne Bank Savings Plan and the TierOne Corporation ESOP and the undersigned hereby authorizes the respective Trustees of
INSTRUCTION: To withhold authority to vote for an individual nominee, mark “FOR ALL EXCEPT” and such Plans to vote the shares allocated to the undersigned’s fill in the circle next to the nominee you wish to withhold, as shown here:
account(s) as provided herein. Unvoted shares in the TierOne Bank Savings Plan will be voted in the same manner and proportion as the shares of common stock held in such Plan for which voting instructions JOHN SMITH from participants are received. Shares held in the TierOne 1234 MAIN STREET Corporation ESOP allocated to participants’ accounts will generally APT. 203 not be voted unless the proxy/voting instructions card is returned.
NEW YORK, NY 10038
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
Signature of Shareholder Signature of Shareholder and/or Plan Participant Date: and/or Plan Participant Date:
Note: Please sign exactly as your name or names appear on this Proxy/voting instructions card. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.